                                                        Exhibit 10.11



                       WHITMIRE DISTRIBUTION CORPORATION
                       ---------------------------------
                      SELECTIVE DEFERRED COMPENSATION PLAN
                      ------------------------------------


                               TABLE OF CONTENTS
                               -----------------



                                                       Page
SECTION 1.  DEFINITIONS . . . . . . . . . . . . . . . .    1


     1.01.     Act  . . . . . . . . . . . . . . . . . .    1
     1.02.     Accounts . . . . . . . . . . . . . . . .    1
     1.03.     Beneficiary  . . . . . . . . . . . . . .    1
     1.04.     Board of Directors . . . . . . . . . . .    1
     1.05.     Change in Control  . . . . . . . . . . .    1
     1.06.     Code . . . . . . . . . . . . . . . . . .    2
     1.07.     Commitment Period  . . . . . . . . . . .    2
     1.08.     Committee  . . . . . . . . . . . . . . .    2
     1.09.     Company  . . . . . . . . . . . . . . . .    3
     1.10.     Covered Compensation . . . . . . . . . .    3
     1.11.     Deferral Commitment  . . . . . . . . . .    3
     1.12.     Deferral Election  . . . . . . . . . . .    3
     1.13.     Deferred Retirement Date . . . . . . . .    3
     1.14.     Disability . . . . . . . . . . . . . . .    3
     1.15.     Early Retirement Date  . . . . . . . . .    3
     1.16.     Effective Date . . . . . . . . . . . . .    3
     1.17.     Employer . . . . . . . . . . . . . . . .    3
     1.18.     Entry Date . . . . . . . . . . . . . . .    4
     1.19.     Executive  . . . . . . . . . . . . . . .    4
     1.20.     In Pay Status  . . . . . . .  . . . . . .   4
     1.21.     Leave  . . . . . . . . . . . . . . . . .    4
     1.22.     Normal Retirement Date . . . . . . . . .    4
     1.23.     Participant  . . . . . . . . . . . . . .    4
     1.24.     Plan . . . . . . . . . . . . . . . . . .    4
     1.25.     Plan Year  . . . . . . . . . . . . . . .    4
     1.26.     Pre-Retirement Survivor Benefit  . . . .    4
     1.27.     Post-Retirement Survivor Benefit . . . .    4
     1.28.     Retirement Income Benefit  . . . . . . .    4
     1.29.     Year of Service  . . . . . . . . . . . .    5

SECTION 2.  PARTICIPATION

     2.01.     Eligibility Requirements . . . . . . . .    5
     2.02.     Termination of Participation . . . . . .    5

SECTION 3.  FUNDING OF BENEFITS . . . . . . . . . . . .    5

     3.01.     Unfunded Plan  . . . . . . . . . . . . .    5


SECTION 4.  CLAIMS PROCEDURE  . . . . . . . . . . . . .    5

     4.01.     Benefit Claims Procedure . . . . . . . .    5
     4.02.     Appeals Procedure  . . . . . . . . . . .    6

SECTION 5.  DEFERRAL OF COMPENSATION  . . . . . . . . .    7


     5.01.     Deferral Election  . . . . . . . . . . .    7
     5.02.     Subsequent Years . . . . . . . . . . . .    7
     5.03.     Maximum Deferral . . . . . . . . . . . .    7
     5.04.     Effective Dates  . . . . . . . . . . . .    8
     5.05.     Establishment of Accounts  . . . . . . .    8
     5.06.     Investment Direction . . . . . . . . . .    8
     5.07.     Company Matching Contribution  . . . . .    8
     5.08.     Vesting of Company Matching
               Contribution . . . . . . . . . . . . . .    9
     5.09.     Investment Experience  . . . . . . . . .    9

SECTION 6.  RETIREMENT INCOME BENEFITS  . . . . . . . .    9

     6.01.     Normal Retirement Benefit  . . . . . . .    9
     6.02.     Early Retirement Benefit . . . . . . . .   10
     6.03.     Deferred Retirement Benefit  . . . . . .   10
     6.04.     Change in Control Benefit  . . . . . . .   10
     6.05.     Disability . . . . . . . . . . . . . . .   10
     6.06.     Leave  . . . . . . . . . . . . . . . . .   11
     6.07.     Suicide  . . . . . . . . . . . . . . . .   11
     6.08.     Benefit Agreement  . . . . . . . . . . .   11
     6.09.     No Duplication of Benefits . . . . . . .   11
     6.10.     Hardship Withdrawals . . . . . . . . . .   11
     6.11.     Separation From Service  . . . . . . . .   11
     6.12.     Failure to Complete Deferral Commitment.   11

SECTION 7. SURVIVOR BENEFITS. . . . . . . . . . . . . .   12

     7.01.     Designation of Beneficiary . . . . . . .   12
     7.02.     Pre-Retirement Survivor Benefit  . . . .   12
     7.03.     Post-Retirement Survivor Benefit . . . .   13


SECTION 8.  ADMINISTRATION OF THE PLAN  . . . . . . . .   13


     8.01.     Appointment of Committee . . . . . . . .   13
     8.02.     Duties and Powers  . . . . . . . . . . .   13
     8.03.     Conduct of Its Affairs . . . . . . . . .   14
     8.04.     Allocation of Responsibilities . . . . .   14
     8.05.     Expenses of the Committee  . . . . . . .   14
     8.06.     Bonding and Compensation . . . . . . . .   14
     8.07.     Information to be Submitted to the
               Committee  . . . . . . . . . . . . . . .   14
     8.08.     Notices, Statements and Reports  . . . .   15
     8.09.     Service of Process . . . . . . . . . . .   15
     8.10.     Insurance  . . . . . . . . . . . . . . .   15
     8.11.     Indemnity  . . . . . . . . . . . . . . .   15

SECTION 9.  AMENDMENT AND TERMINATION . . . . . . . . .   15


     9.01.     Right to Amend or Terminate  . . . . . .   15
     9.02.     Right to Accelerate  . . . . . . . . . .   15


SECTION 10.  MISCELLANEOUS  . . . . . . . . . . . . . .   16


     10.01.    No Right to Continued Employment . . . .   16
     10.02.    Prohibition Against Alienation . . . . .   16
     10.03.    Savings Clause . . . . . . . . . . . . .   16
     10.04.    Payment of Benefit of Incompetent  . . .   16
     10.05.    Withholding  . . . . . . . . . . . . . .   16
     10.06.    Spouse's Interest  . . . . . . . . . . .   16
     10.07.    Successors . . . . . . . . . . . . . . .   17
     10.08.    Insurance Application  . . . . . . . . .   17
     10.09.    Gender, Tense and Headings . . . . . . .   17


SECTION 11.  CONSTRUCTION . . . . . . . . . . . . . . .   17

     11.01.    Choice of Law  . . . . . . . . . . . . .   17

                       WHITMIRE DISTRIBUTION CORPORATION
                       ---------------------------------
                      SELECTIVE DEFERRED COMPENSATION PLAN
                      ------------------------------------


      WHITMIRE DISTRIBUTION CORPORATION, formally known as MWC, INC., hereby adopts the Whitmire Distribution Corporation Selective Deferred Compensation Plan effective as of November 1, 1990. The purpose of the Plan is to provide retirement benefits for certain Executives and to provide a measure of security for certain Executives through the payment of death benefits to their Beneficiaries.


      It is intended that this Plan provide benefits for "a select group of management or highly compensated employees" within the meaning of Sections 201, 301 and 401 of the Act, and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of the Act.



                   SECTION 1.  DEFINITIONS



      The following words and terms as used herein shall, unless the context clearly requires a different meaning, have the respective meanings hereinafter set forth. Except as otherwise expressly provided, the masculine gender includes the feminine and the singular includes the plural.



   1.01.  "Act" means the Employee Retirement Income
Security Act of 1974 (ERISA), as amended from time to time.


   1.02. "Accounts" means the Deferred Compensation Account and the Company Matching Account established as provided in
Section 5.05 hereof.


   1.03. "Beneficiary" means a person entitled under the provisions of Section 7 to receive benefits in the event of the death of a Participant.


   1.04. "Board of Directors" means the Board of Directors of the Company.


   1.05.  "Change in Control" means, after the Effective
Date:


          (a) any "person" (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than forty percent (40%) of the common stock of the Company (including common stock equivalents) some or all of which are not subject to that certain Stockholders' Agreement, dated August 6, 1991; or


          (b) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company (including voting securities equivalents) outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities, or voting securities equivalents, of the surviving entity) at least eighty percent (80%) of the total voting power represented by the voting securities of the Company or such surviving entity (including Voting securities equivalents) outstanding immediately after such merger or consolidation (for purposes of these determinations, common stock and equivalents held by Chemical Equity Associates and its transferees shall be considered voting securities, notwithstanding any provision to the contrary in the Certificate of Incorporation of the Company or of such surviving entity), or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or


          (c) a change, during any period of two
consecutive years, of a majority of the Board of Directors as constituted as of the beginning of such period unless the election of each director who was not a director at the beginning of such period was approved by the vote of at least two-thirds of the directors then in office who were directors at the beginning of such period.


   1.06. "Code" means the Internal Revenue Code of 1986, as amended from time to time.


   1.07. "Commitment Period" means a 48 consecutive-month period beginning on the effective date of a Participant's
Deferral Election during which the Participant must satisfy his commitment to defer compensation made through his Deferral Election. The Commitment Period of the Plan for a participant whose initial Deferral Election is effective
November 1, 1990 shall be a 50 consecutive-month period beginning November 1, 1990 and ending December 31, 1994.


   1.08.  "Committee" means the Selective Deferred
Compensation Plan Administrative Committee appointed and acting pursuant to Section 8.01.

   1.09. "Company" means Whitmire Distribution Corporation, a Delaware corporation, its successors and assigns.


   1.10. "Covered Compensation" means the excess of the sum of the annual base compensation paid to an Executive during a Plan Year and the annual bonus under the Company's Management Incentive Plan paid to an Executive during a Plan Year over the Social Security Taxable Wage Base for such Plan Year, excluding all other forms of remuneration paid or payable with respect to the Executive by the Employer during such period of time.


   1.11. "Deferral Commitment" means the amount of Covered Compensation, not less than $10,000, which, as a result of the Participant's Deferral Election, will not be paid to the Participant but will instead be credited to his Deferred Compensation Account under the Plan throughout the Participant's Commitment Period.


   1.12. "Deferral Election" means a Participant's election, made in writing on a form provided to the Participant by the Committee,


          (a) to have the amount of his Deferral Commitment during the Commitment Period credited to his account under the Plan; or


          (b) to defer payment of a stated amount of his Covered Compensation with respect to a stated time period, not less than $2,500 in any Plan Year, in order to satisfy his Deferral Commitment.


   1.13. "Deferred Retirement Date" means the first day of any month after the month in which a Participant who has worked beyond his Normal Retirement Date terminates employment with the Employer. Consent of the Board of Directors shall be required for a Deferred Retirement Date beyond age 70.


   1.14. "Disability" means Disability as defined in the Whitmire Distribution Corporation Retirement Savings Plan in effect from time to time.


   1.15. "Early Retirement Date" means the date on which the Participant attains age 55 or completes 5 Years of Service, whichever occurs later.


   1.16.  "Effective Date" means November 1, 1990.


   1.17. "Employer" means the Company, and those of its subsidiaries and other corporations or entities it controls that have been approved by the Board of Directors for inclusion in the Plan.


   1.18. "Entry Date" means the January 1 or July 1 of any year with respect to which a Participant may be admitted into the Plan in order to commence deferrals into the Plan, and with respect to which a Participant may change his investment election pertaining to his Accounts in accordance with Section 5.06. The initial Entry Date for Participants whose Commitment Period commences on November 1, 1990 shall be November 1, 1990.


   1.19. "Executive" means a management or highly compensated employee of the Employer.


   1.20. "In Pay Status" means, with respect to a benefit under the Plan, that a Participant or Beneficiary has met all of the requirements to receive such benefit and it is being paid or is about to be paid to such Participant or Beneficiary.


   1.21. "Leave" means an approved leave of absence granted to an Executive by the Employer pursuant to its Leave of Absence Policy in effect from time to time.


   1.22. "Normal Retirement Date" means the first day of the month following the month in which the Participant attains age 65.


   1.23. "Participant" means an Executive who is eligible to participate in the Plan and whose eligibility has not been terminated as provided in Section 2.02 hereof.


   1.24.  "Plan" means this WHITMIRE DISTRIBUTION
CORPORATION SELECTIVE DEFERRED COMPENSATION PLAN, as hereaf-ter amended.


   1.25. "Plan Year" means the calendar year, which is the time frame with respect to which Plan records are kept. The initial Plan Year shall be the 14 consecutive-month period beginning November 1, 1990 and ending December 31, 1991.


   1.26. "Pre-Retirement Survivor Benefit" means the benefit payable in the manner provided in Section 7.02.


   1.27. "Post-Retirement Survivor Benefit" means the benefit payable in the manner provided in Section 7.03.


   1.28. "Retirement Income Benefit" means the benefit described in Section 6.

   1.29. "Year of Service" means a 12-consecutive month period during which the Participant has been in the continuous employ of the Company.



                 SECTION 2.  PARTICIPATION



   2.01. ELIGIBILITY REQUIREMENTS. Any Executive shall become a Participant immediately upon his designation by the Chairman of the Board of Directors as a Participant.


   2.02. TERMINATION OF PARTICIPATION. The participation of any Participant (other than a disabled Participant described in Section 6.05 hereof) may be terminated prospectively at any time upon written notice from the Chairman of the Board of Directors. Any provision of the Plan to the contrary notwithstanding, effective upon such termination, the Participant shall no longer be entitled to make any further deferrals or to be credited with any further Company matching contributions; no survivor benefits under Section 7 shall be payable with respect to such Participant; and he may continue to direct the investment of his Accounts until they are distributed in accordance with
Section 6.



              SECTION 3.  FUNDING OF BENEFITS



   3.01. UNFUNDED PLAN. The Plan shall be unfunded. All benefits payable under the Plan shall be paid from the Employer's general assets. The Employer shall not be required to set aside or hold in trust any funds for the benefit of a Participant or Beneficiary, who shall have the status of a general unsecured creditor with respect to the Employer's obligation to make benefit payments pursuant to the Plan. Any assets of the Employer available to pay Plan benefits shall be subject to the claims of the Employer's general creditors and may be used by the Employer in its sole discretion for any purpose.



              SECTION 4.  CLAIMS PROCEDURE



   4.01. BENEFIT CLAIMS PROCEDURE. All applications for benefits under the Plan shall be submitted to a Committee member at the Employer's principal place of business.
Applications for benefits must be in writing and must be signed by the Participant or, in the case of a Pre-
Retirement Survivor Benefit, by the Beneficiary or legal representative of the deceased Participant. The Committee reserves the right to require that the Participant furnish proof of his age prior to processing any application. Each application shall be acted upon and approved or disapproved within ninety (90) days following its receipt by the Committee. In the event any application for benefits is denied in whole or in part, the Committee shall notify the applicant in writing of such denial and of his right to a review by the Committee and shall set forth, in a manner calculated to be understood by the applicant, specific reasons for such denial, specific references to pertinent
Plan provisions on which the denial is based, a description of any additional material or information necessary for the applicant to perfect his application, an explanation of why such material or information is necessary, and an explanation of the Plan's review procedure.


   4.02. APPEALS PROCEDURE. Any person or his duly authorized representative whose application for benefits is denied in whole or in part may appeal such denial to the Committee for a review of the decision by submitting to a Committee member within ninety (90) days after receiving written notice from the Committee of the denial of his claim a written statement


          (a) requesting a review by the Committee of his application for benefits;


          (b) setting forth all of the grounds upon which his request for review is based and any facts in support thereof; and


          (c) setting forth any issues or comments that the applicant deems pertinent to his application.


      The Committee shall regularly review appeals applications submitted to it. The Committee shall act upon each application within sixty (60) days after receipt of the applicant's request for review by the Committee.


      The Committee shall make a full and fair review of each such application and any written materials submitted by the applicant or the Employer in connection therewith and may require the Employer or the applicant to submit such additional facts, documents, or other evidence as the Committee in its sole discretion deems necessary or advisable in making such a review. On the basis of its review, the Committee shall make an independent determination of the applicant's eligibility for benefits under the Plan. The decision of the Committee on any application for benefits shall be final and conclusive upon all persons, if supported by substantial evidence in the record.


      In the event that the Committee denies an application in whole or in part, the Committee shall give written notice of the Committee's decision to the applicant setting forth, in a manner calculated to be understood by the applicant, the specific reasons for such denial and specific references to the pertinent Plan provisions on which the Committee's decision was based.



           SECTION 5.  DEFERRAL OF COMPENSATION



   5.01. DEFERRAL ELECTION. Each Participant shall complete a Deferral Election form, setting forth the amount of his Deferral Commitment and the duration of his Commitment Period. The Deferral Election form shall also indicate the amount of Covered Compensation which will be deferred with respect to the remainder of the then current Plan Year (the "Initial Deferral Period"). In no event may such amount be less than the greater of $2,500 or 25% of the Deferral Commitment. In addition, the Deferral Form will indicate whether the deferrals will be made from base compensation, management incentive compensation, or both. Further, the Deferral Form will indicate whether the Participant wishes to receive distribution of benefits in a lump sum, or in reasonably level payments over a five, ten or fifteen year period. A Participant's deferrals will be credited to his Deferred Compensation Account, as described in Section 5.05, as of the last day of the calendar month in which the deferral occurs. A Participant shall be 100% vested in his Deferred Compensation Account at all times.


   5.02.  SUBSEQUENT YEARS.  After the Initial Deferral
Period, the Participant may select the amount of Covered
Compensation he wishes to defer and the time period over which he wishes to defer it, by completing a new Deferral
Election form. There is no requirement that a Participant make an election to defer compensation in a particular time period, so long as the entire Deferral Commitment is satisfied during the Commitment Period.


   5.03. MAXIMUM DEFERRAL. A Participant may defer up to 50% of his annual base compensation during any Plan Year.
In addition, a Participant may defer up to 100% of his management incentive bonus during any Plan Year. The 50% limitation shall be increased to 100% with respect to base compensation paid during November and December, 1990, provided that the entire deferral amount for the 14-month begining November 1, 1990 does not exceed the 50% limitation.


        5.04. EFFECTIVE DATES. A Participant's Deferral Election shall be effective for a particular Entry Date if it is filed with the Plan Committee no later than the 15th day of the month immediately preceding the month with respect to which it is to become effective. A Participant's Deferral Election with respect to the Plan Year commencing November 1, 1990 shall be effective if it is filed with the Plan Committee no later than Octobar 31, 1990. A Participant's Deferral Election for a Plan Year shall become irrevocable for the portion of the Plan Year to which it relates after the 15th day of the month immediately preceding the month with respect to which it is to become effective.


        5.05. ESTABLISHMENT OF ACCOUNTS. Two separate accounts shall be established in the books and records of the Plan with respect to each Participant who files a Deferral Election form with the Plan Committee. Deferrals of compensation shall be credited to the Deferred Compensation Account, withdrawals or distributions shall be debited to this account, and (subject to Section 5.06) earnings or losses attributable to investment Elections shall be credited or debited to this account Company matching contributions, if any, shall be credited to the Company Matching Account, withdrawals, distributions or forfeitures shall be debited to this account, and (subject to Section 5.06) earnings or losses attributable to investment elections shall be credited or debited to this account


        5.06. INVESTMENT DIRECTION. Each Participant shall be permitted, not more often than quarterly, to direct the Plan Committee in writing, utilizing a form to be furnished by the Committee, to credit or debit the Participant's account balance as though the account assets were actually invested in one or more mutual funds offered by the Equitable through The Hudson River Trust in the proportions indicated by the Participant Changes in such directions shall be effective on the first day of the calendar quarter following receipt by the Plan Committee of such written instruction provided it is so received not less than 30 days prior to such date.


             The earnings or losses will be credited or debited to a Participant's Accounts as if such Accounts were actually invested as directed by the Participant. Under no circumstance, however, will the Employer or the Committee by required to invest any portion of the Plan assets in accordance with the elections submitted by the Participants. The Employer may choose to do so in order to minimize its risk of loss, however.


        5.07. COMPANY MATCHING CONTRIBUTION. Each year the Company will decide whether it will match a portion or all of the deferrals of Participants for that year. If it chooses to do so, each affected Participant's Company
Matching Account will be credited with the amount of the matching contribution properly allocable to it, as of the last day of the Plan Year to which the matching contribution relates.


  5.08. VESTING OF COMPANY MATCHING CONTRIBUTION. Amounts credited to a participant's Company Matching Account will vest based on the following schedule:


              Completed Plan Year            Vested Percentage
              -------------------            ------------------

                        0                             0

                        1                           25%

                        2                           50%

                        3                           75%

                        4 or more                  100%


For purposes of this Section 5.08, a Completed Plan Year shall mean a Plan Year during which the Participant has been continuously employed by the Employer for a period that includes not less that 188 business days and ends on December 31 of such year. Amounts credited to a Participant's Company Matching Account shall be 100% vested upon the occurrence of a Change in Control.


  5.09. INVESTMENT EXPERIENCE. Investment earnings or losses determined with reference to a Participant's investment elections shall be credited or debited to such participant's Accounts as of the last day of each calendar month. The Company may, in its sole discretion, make interim debits or credits in the event of a substantial shift in the investment marketplace, provided that such debits and credits are made uniformly to all similarly situated Participants.


        SECTION  6.  RETIREMENT INCOME BENEFITS



  6.01. NORMAL RETIREMENT BENEFIT. Each Participant who retires, or voluntarily or involuntarily terminates employment at his Normal Retirement Date shall be entitled to the distribution of a sum of money equal to the sum of his Deferred Compensation Account Balance and the vested portion of his Company Matching Account balance, in the manner specified in the Deferral Election form. The normal retirement benefit shall commence on the first day of the month following the month of retirement or such termination of employment.

   6.02. EARLY RETIREMENT BENEFIT. Each Participant who retires, or voluntarily or involuntarily terminates employment prior to his Normal Retirement Date but on or after his Early Retirement Date shall be entitled to the distribution of a sum of money equal to the sum of his Deferred Compensation Account balance and the vested portion of his Company Matching Account balance, in the manner specified in the Deferral Election form. The early retirement benefit shall commence on the first day of the month following the month in which occurs the Participant's termination of employment.


   6.03. DEFERRED RETIREMENT BENEFIT. Each Participant who retires, or voluntarily or involuntarily terminates employment at his Deferred Retirement Date shall be entitled to the distribution of a sum of money equal to the sum of his Deferred Compensation Account balance and the vested portion of his Company Matching Account balance, in the manner specified in the Deferral Election form. The deferred retirement benefit shall commence on the first day of the month following the month of retirement or such termination of employment.


   6.04. CHANGE IN CONTROL BENEFIT. Each Participant who retires, or voluntarily or involuntarily terminates employment after a Change in Control, shall be entitled to the distribution of a sum of money equal to the sum of his Deferred Compensation and Company Matching Account balances, as vested in accordance with Section 5.08, in the manner specified in the Deferral Election form. The Change in Control benefit shall commence on the first day of the month following the month in which occurs the Participant's termination of employment.


   6.05. DISABILITY. A Participant who suffers Disability shall be deemed to remain a Participant for the duration of the Disability, and his eligibility for Retirement Income Benefits and the eligibility of his Beneficiary for Pre-Retirement Survivor Benefits in the event of the Participant's death shall not be affected thereby. Without deducting such amount from his current compensation, if any, the Company shall continue to credit his Deferred Compensation Account throughout the entire period of his Disability (but not after December 31, 1994) with the minimum amount of deferrals necessary to satisfy his Deferral Commitment at the rate applicable on the date immediately preceding his date of Disability. During the period of his Disability (but not after December 31, 1994) a disabled Participant shall also be entitled to Company matching contributions, if any. A disabled Participant may request a hardship withdrawal under appropriate provisions of the Plan.

   6.06.  LEAVE.  For purposes of Sections 5 through 7, a
Participant who is on Leave shall be deemed to remain a Participant for the duration of the Leave.


   6.07. SUICIDE. Any provision of the Plan to the contrary notwithstanding, no benefits attributable to Company matching contributions nor any benefits pursuant to Sections 7.02(b) or 7.03(b) shall be payable to a Participant or Beneficiary if the Participant dies as a result of suicide or self-inflicted injury within two (2) years of the later of his designation as a Participant and his execution of the benefit agreement described in Section 6.08 hereof.


   6.08. BENEFIT AGREEMENT. The Committee shall provide to each Executive within sixty (60) days of the later of the Effective Date or the date on which the employee was designated an Executive a form of benefit agreement which shall set forth the Executive's acceptance of the benefits provided under Section 5 through 7 and his agreement to be bound by the provisions of the Plan.


   6.09. NO DUPLICATION OF BENEFITS. The Pre-Retirement Survivor Benefit and the Retirement Income Benefit under the Plan shall be mutually exclusive with respect to each Plan Participant. Thus, a Participant who is In Pay Status with respect to the Retirement Income Benefit is not eligible for the Pre-Retirement Survivor Benefit, and vice versa.


   6.10. HARDSHIP WITHDRAWALS. A Participant may apply to the Committee for a preretirement distribution as a result of severe financial hardship. The requirements for constituting a hardship are the same as those in the Whitmire Distribution Corporation Retirement Savings Plan.


   6.11. SEPARATION FROM SERVICE. In the event of a Participant's termination of employment for a reason other than death, disability, or retirement, the amount of money equal to the Participant's balance in his Deferred Compensation Account and the vested portion, if any, of the Participant's Employer Matching Account shall be distributed to the Participant in a single sum distribution no later than 120 days after his termination from employment.


   6.12. FAILURE TO COMPLETE DEFERRAL COMMITMENT. If a Participant fails to satisfy his Deferral Commitment within the Commitment Period, the participation of the Participant shall be suspended for a period commencing with such failure and ending on the Entry Date immediately following the anniversary of such date. During such suspension the Participant shall not be entitled to make any deferrals or to be credited with Company matching contributions; no survivor benefits under Section 7 shall be payable with respect to such Participant; and he may continue to direct the investment of his Accounts until they are distributed in accordance with
Section 6. Provided that the Participant's participation has not been terminated pursuant to Section 2.02, the Participant may re-enter the Plan as provided in Section 5 upon the termination of his suspension.



          SECTION 7.  SURVIVOR BENEFITS


  7.01.    DESIGNATION OF BENEFICIARY.


         (a) A Participant or former Participant may designate a Beneficiary and contingent Beneficiary by the completion, execution and delivery to the Committee of a form for that purpose provided by the Committee at any time prior to his death and may revoke or change the Beneficiary or contingent Beneficiary designated therein without the Beneficiary's consent by completing, executing and delivering to the Committee a replacement form at any time, and from time to time, prior to his death; provided, however, that if a married Participant designates any person other than the person who is then his spouse, the Committee may require the Participant to furnish to the Committee the written consent of such spouse to such designation in such form as the Committee may require.


         (b) If such Participant or former Participant shall have failed to designate a Beneficiary for the receipt of death benefits hereunder or if no such Beneficiary shall survive him, then the following, in the order named, shall be designated Beneficiary and shall receive death benefits hereunder:


              (i) the person who is the spouse of the
Participant at the Participant's death, or if none,


             (ii) the estate of the Participant.


  7.02. PRE-RETIREMENT SURVIVOR BENEFIT. If a Participant dies prior to his retirement at his Early, Normal or Deferred Retirement Date, whichever is applicable:


         (a) his Beneficiary shall be entitled to a distribution of a sum of money equal to the sum of his Deferred Compensation and Company Matching Account balances in the manner specified by the Participant in his Deferral
Election form; and


         (b) the Beneficiary shall be entitled to an annual benefit equal to 25% of the Participant's deferrals and

Company matching contributions, excluding earnings, to be paid over a ten-year period.


         (c) The Committee may direct, after consultation with the Beneficiary, that the pre-retirement survivor benefit be paid as a single lump sum distribution in lieu of the manner directed by the Participant.


  7.03.    POST-RETIREMENT SURVIVOR BENEFIT.    If a
participant dies at or after his retirement at his Early, Normal or Deferred Retirement Date, whichever is applicable:


         (a) his Beneficiary shall be entitled to receive the remainder, if any, of his Plan benefits at the rate they were payable to the Participant; and


         (b) after his Plan benefits are completely distributed, but no earlier than ten years after the Participant's retirement, the Participant's surviving spouse shall be entitled to an annual benefit equal to 50% of the annual benefit which the Participant would have received during his lifetime, had he elected the 15-year payout alternative, payable for the life of the surviving spouse. For purposes of computing the distributions to be made pursuant to this Section 7.03(b), if the Participant's spouse is more than five (5) years younger than the Participant, the distributions shall be reduced so that they are actuarially equivalent to distributions payable to a spouse who is five (5) years younger than the Participant.


         (c) The Committee may direct, after consultation with the Beneficiary, that the post-retirement survivor benefit be paid as a single lump sum distribution in lieu of the manner directed by the Participant.



           SECTION 8.  ADMINISTRATION OF THE PLAN



  8.01. APPOINTMENT OF COMMITTEE. The Board of Directors or a duly appointed committee thereof shall constitute the Selective Deferred Compensation Plan Administrative
Committee.


  8.02. DUTIES AND POWERS. The Committee shall be responsible for the general administration of the Plan and the proper execution of its provisions. It shall also be responsible for the interpretation of the Plan and the determination of all questions arising thereunder. It shall maintain all necessary books of accounts and records. It shall have power to establish, interpret, enforce, amend, and revoke, from time to time, such rules and regulations for the administration of the Plan and the conduct of its business as it deems appropriate, including the right to remedy ambiguities, inconsistencies and omissions (provided such rules and regulations are uniformly applied to all persons similarly situated). Any action that the Committee is required or authorized to take shall be final and binding upon each and every person who is or may become a Plan Participant or Beneficiary.


   8.03. CONDUCT OF ITS AFFAIRS. The Committee may act by a majority of its members in office from time to time. It may elect, from time to time, one of its own members to act as Chairman and a different person, who may but need not be a member of the Committee, to act as Secretary. It may authorize any one or more of its members to execute and deliver any documents on behalf of the Committee. A Committee member must absent himself from any vote on any matter which directly affects him.


   8.04. ALLOCATION OF RESPONSIBILITIES. As provided above, the Board of Directors shall appoint the Committee, but the Board of Directors, unless acting as the Committee, shall have no responsibility for the operation and administration of the Plan. The Committee may, from time to time, allocate to one or more of its members and may delegate to any other person or organization any of its rights, powers, duties, and responsibilities with respect to the operation and administration of the Plan. Any such allocation and delegation shall be reviewed at least annually by the Committee and shall be terminable upon such notice as the Committee in its sole discretion deems reasonable and prudent under the circumstances.


   8.05. EXPENSES OF THE COMMITTEE. The expenses of the Com-mittee properly and actually incurred in the performance of its duties under the Plan shall be paid by the Employer.


   8.06. BONDING AND COMPENSATION.  The members of the
Committee shall serve without bond, and without compensation for their services as Committee members except as the Employer may provide in its discretion.


   8.07. INFORMATION TO BE SUBMITTED TO THE COMMITTEE. To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee on all matters relating to Executives and Participants as the Committee may require, and shall maintain such other records as the Committee may determine are necessary in order to determine the benefits due or which may become due to Participants or their Beneficiaries under the Plan. The Committee may rely on such records as conclusive with respect to the matters set forth therein.

   8.08. NOTICES, STATEMENTS AND REPORTS. The Company shall be the "administrator" of the Plan as defined in Section 3(16)(A) of the Act for purposes of the reporting and disclosure requirements imposed by the Act and the Code.
The Committee shall assist the Company, as requested, in complying with such reporting and disclosure requirements.


   8.09. SERVICE OF PROCESS. The Committee may from time to time designate an agent of the Plan for the service of legal process. The Committee shall cause such agent to be identified in materials it distributes or causes to be distributed when such identification is required under applicable law. In the absence of such a designation, the Company shall be the agent of the Plan for the service of legal process.


   8.10. INSURANCE. The Company, in its discretion, may obtain, pay for and keep current a policy or policies of insurance, insuring the Committee members, the members of the Board of Directors and other employees to whom any responsibility with respect to the administration of the Plan has been delegated against any and all costs, expenses and liabilities (including attorneys' fees) incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities and obligations under the Plan and any applicable law.


   8.11. INDEMNITY. If the Company does not obtain, pay for and keep current the type of insurance policy or policies referred to in Section 8.10, or if such insurance is provided but any of the parties referred to in subsection
8.10 incur any costs or expenses which are not covered under such policies, then the Company shall indemnify and hold such parties harmless in the same manner and to the same extent as directors and officers of the Company pursuant to its Bylaws and Certificate of Incorporation.



           SECTION 9.  AMENDMENT AND TERMINATION



   9.01. RIGHT TO AMEND OR TERMINATE. The Company reserves the right to terminate or amend this Plan at any time;
provided, however, that no such termination or amendment shall have the effect of reducing a Participant's Deferral
Account or the vested portion of his Company Matching
Account or of reducing any survivor benefit that is In Pay
Status.


   9.02. RIGHT TO ACCELERATE. The Board of Directors in its sole discretion may accelerate all vested Retirement Income

Benefits upon termination of the Plan, and may pay such benefits in a single lump sum.



                 SECTION 10.  MISCELLANEOUS



   10.01. NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in the Plan shall be construed as giving any person employed by the Employer the right to be retained in the Employer's employ, and nothing in the Plan shall be construed as altering in any manner any other terms or conditions of any person's employment relationship with the Employer. The Employer expressly reserves the right to dismiss any person at any time, with or without cause, without liability effect that such dismissal might have upon him as a Participant in the Plan.


   10.02. PROHIBITION AGAINST ALIENATION. Except as otherwise provided in the Plan, no right or benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void.
No such right or benefit shall be liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such right or benefit.


   10.03. SAVINGS CLAUSE. If any provision of this instrument shall be finally held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.


   10.04. PAYMENT OF BENEFIT OF INCOMPETENT. In the event the Committee finds that a Participant, former Participant, or Beneficiary is unable to care for his affairs because of his minority, illness, accident, or other reason, any benefits payable hereunder may, unless other claim has been made therefor by a duly appointed guardian, committee or other legal representative, be paid to a spouse, child, parent, or other blood relative or dependent or to any person found by the Committee to have incurred expenses for the support and maintenance of such Participant, former Participant, or Beneficiary; and any such payments so made shall be a complete discharge of all liability therefor.


10.05. WITHHOLDING. Benefit payments hereunder shall be subject to applicable federal, state and local withholding for taxes.


10.06. SPOUSE'S INTEREST. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.


10.07. SUCCESSORS. In the event of any consolidation, merger, acquisition or reorganization of the Employer, the obligations of the Employer under this Plan shall continue and be binding upon the Employer and its successors.


10.08. INSURANCE APPLICATION. Every Executive shall cooperate in signing all documents which the Employer believes are necessary for the acquisition of insurance connected with the provision of benefits under the Plan.


10.09. GENDER, TENSE AND HEADINGS. Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.


        Headings of Sections and subsections as used herein are inserted solely for convenience and reference and constitute no part of the Plan.



              SECTION 11.  CONSTRUCTION



11.01. CHOICE OF LAW. This Plan shall be governed by and construed in accordance with the laws of the State of California to the extent not superseded by applicable federal statutes or regulations.



   IN WITNESS WHEREOF, WHITMIRE DISTRIBUTION CORPORATION has
caused this Plan to be executed this   day of

   , 1991.



                       WHITMIRE DISTRIBUTION CORPORATION,
                       a Delaware Corporation

                       By:  Patricia A. Kane
                           -----------------


                       Title:  Vice President - Administration
                              --------------------------------

                                FIRST AMENDMENT

                                       TO

                      SELECTIVE DEFERRED COMPENSATION PLAN


The Whitmire Distribution Corporation Selective Deferred
Compensation Plan is hereby amended, effective as of June 1, 1993, as follows:


1.    The following paragraph is added to Section 5.02:


      "The Participant may elect to defer Covered Compensation in addition to his Deferral Commitment (an "Additional Deferral") by notifying the Plan Committee in writing, on a form satisfactory to the Plan Committee, of the amount to be deferred. Such election shall be filed with the Plan Committee no later than the 15th day of the month immediately preceding the Entry Date on which it is to become effective and shall be irrevocable after the 15th day of the month immediately preceding such Entry Date.
      Anything in this Plan to the contrary notwithstanding, no Company matching contribution shall be made with respect to any Additional Deferral and all Survivor Benefits shall be determined without regard to any Additional Deferral (or earnings thereon)."


2. Section 7.02(b) is amended to read in its entirety as follows:


      "(b) the Beneficiary shall be entitled to an annual benefit equal to 25% of the Participant's deferrals (excluding, however, any Additional Deferrals) and Company matching contributions, excluding earnings, to be paid over a ten-year period."


3. The first sentence of Section 7.03(b) is amended to read in its entirety as follows:


      "after his Plan benefits are completely distributed, but no earlier than ten years after the Participant's retirement, the Participant's surviving spouse shall be entitled to an annual benefit equal to 3.3333% of the Participant's deferrals (excluding, however, any Additional Deferrals) and Company matching contributions, excluding earnings, payable for the life of the surviving spouse."



WHITMIRE DISTRIBUTION CORPORATION



By:   Patricia A. Kane
    -------------------------

      Title:  Vice President
             ----------------

Dated: June 17, 1993

                            SPLIT DOLLAR AGREEMENT


THIS Agreement entered into this 7th day of February, 1991, by and between Whitmire Distribution
Corporation, a Delaware corporation (hereinafter sometimes referred to as the "Corporation") and Melburn Whitmire (hereinafter sometimes referred to as the "Executive").

1. Purpose of Agreement
   --------------------

   WHEREAS, the Executive is insured under Policy Number
   41 209 276 (the "Policy") issued by Equitable Variable Life
   Insurance Company ("Equitable"); and

   WHEREAS, the owner of the Policy (the "Owner") shall be the Executive or the person or other entity to whom the Executive assigns the Policy pursuant to Section 6; and

   WHEREAS, the Corporation agrees to the payment of premiums under the Policy as provided in Section 3; and

   WHEREAS, the Executive has agreed to assign an interest in the Policy to the Corporation as collateral security for such premium payments, at the time of the first premium payment, on a form of agreement approved by Equitable (the "Collateral Assignment Agreement"); and

   WHEREAS, the parties desire to have a separate agreement outlining their respective interests and obligations in the Policy;

   NOW THEREFORE, in consideration of the promises and mutual covenants expressed herein by both parties, the Executive and the Corporation bind themselves and their respective successors and assigns, and hereby agree as follows:

2. Insurance Policy and Amounts
   ----------------------------

   The Executive is the owner of the aforementioned Policy insuring his life. The Executive's initial portion of the total life insurance proceeds is $630,000.00 ("Amount of Insurance"). This amount is equivalent to three times the Executive's annualized base salary as of January 1, 1991 ("Anniversary Date"), rounded to the next higher $1,000.

   On each subsequent Anniversary Date the Amount of Insurance shall be adjusted to equal the amount determined under the above formula, based on the Executive's annualized base salary.

   If required, the Executive will do everything necessary to cause the policy and increases thereon to be issued by Equitable, including completion of applications, submission to medical examinations/laboratory tests and authorization to release medical information to Equitable.

3. Payment of Premiums
   -------------------

   The Corporation shall pay the premiums on the Policy through the earlier of the Program Maturity Date and the termination of this Agreement under Section 7. The Program Maturity Date shall be the first day of the month next following the Executive's actual retirement from the Corporation.

   The Corporation may increase or decrease the scheduled premium for any year after the first year. Each premium for the Policy following execution of this Agreement will be remitted by the Corporation to Equitable within 31 days following the Anniversary Date.

4. Policy Beneficiary Designation
   ------------------------------

   The right to designate and change the beneficiary of the Policy and to elect an optional mode of settlement is reserved to the person who would be the Owner of the Policy in the absence of the Collateral Assignment Agreement. Such Policy Owner shall have the right to designate and change the beneficiaries and contingent beneficiaries and to elect an optional mode of settlement subject to the interest of the Corporation as Assignee under the Collateral Assignment Agreement, and the Corporation will make the Policy available to the Owner, if required for endorsement of a change of beneficiary.

5. Payment of Policy Proceeds in Event of Death of Executive
   ---------------------------------------------------------

   If the Executive dies while the Policy and this Agreement are in force, the proceeds of the Policy will be payable as follows:

   (a) Part shall be payable to the beneficiary under the Policy equal to the Amount of Insurance determined under the formula in Section 2 of this Agreement.

   (b) The entire outstanding balance of the proceeds in excess of the part payable under (a) above shall be payable to the Corporation which amount is designed to reimburse the Corporation for the aggregate amount of the premium payments made by the Corporation pursuant to this Agreement, less any outstanding Policy loans received by the Corporation prior to the Executive's death.

6. Corporation's Exercise of Rights as Assignee
   --------------------------------------------

   The Corporation, during the lifetime of the Executive and prior to the termination of this Agreement, may exercise any of its rights as Assignee of the policy without the consent of the Executive. If a Policy loan is made by the Corporation, it shall be responsible for the interest thereon and shall pay such interest as it becomes due.

     Subject to Corporation's rights as Assignee, the Owner retains all rights as Owner of the Policy, including the right of
     assignment.   The Owner agrees not to withdraw, surrender,
     borrow against, or pledge as security for a loan any portion of the Policy cash value while this Agreement is in effect.

7.   Termination of Agreement
     ------------------------

     This Agreement shall terminate if any of the following takes place:

     (a) Termination of the Executive's employment with the Corporation prior to the Executive's becoming eligible for disability benefits under the Whitmire Distribution Corporation Long-Term Disability Plan or prior to retirement;

     (b)  The Program Maturity Date;

     (c) Demotion of the Executive to a position which is not part of the group of Executives eligible to participate in the Corporation's Executive Life Insurance Program as determined by the Corporation;

     (d)  The bankruptcy of the Corporation;

     (e)  The failure of the Corporation to pay the premium under
          Section 3 of this Agreement;

     (f) Payment to the Corporation by the Executive of the aggregate amount of the premiums paid by the Corporation pursuant to this Agreement; or

     (g)  Termination of this Agreement pursuant to Section 9.

     In the event of termination of this Agreement, the aggregate of the premiums paid by the Corporation pursuant to this Agreement, less any outstanding Policy loans received by the Corporation prior to such termination (or, if less, the net cash value in the Policy), shall become due and payable to the
     Corporation.    Upon  recovery  of  such  amount  from  the
     Executive's interest in the Policy, from prior borrowings from the Policy, or whatever other source, the Corporation shall execute a release of the Collateral Assignment Agreement and deliver such release and the Policy to the Owner. In no event shall an Executive be personally liable to the Corporation for any amounts due the Corporation pursuant to this paragraph 7.

8.   Insurer Not A Party
     -------------------

     Equitable shall not be deemed to be a party to this Agreement for any purpose nor shall it be deemed in any way responsible for its validity. Equitable shall not be obligated to inquire as to the distribution or application of any monies payable or paid by it under the Policy, and payments or other performance of its contract obligations in accordance with the terms of the Policy shall fully discharge Equitable from any and all liability under the Policy.

9.   Amendment and Assignment of Agreement
     -------------------------------------

     (a) This Agreement shall not be modified or amended except in writing signed by the parties hereto.

     (b) This Agreement is binding upon the heirs, administrators or assigns of each party.

     (c) This Agreement may be terminated by either party by 30 days' written notice to the other.

10.  State Law
     ---------

     This Agreement shall be subject to and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


Whitmire Distribution
Corporation                           Executive

by:      /s/  Patricia A. Kane           /s/  Melburn G. Whitmire
    -----------------------------     -------------------------------
          Vice President
    -----------------------------
              (Title)                 Witness:

                                         /s/  Tracy Appleton
                                      -------------------------------
                                              Tracy Appleton
                                      -------------------------------
                                               (Print Name)







WH9168                            4

                       COLLATERAL ASSIGNMENT AGREEMENT


A. For value received, the undersigned (the "Policyowner"), as owner of Policy Number 41 209 276 (the "Policy") issued by Equitable Variable Life Insurance Company (the "Insurer"), hereby assigns, sets over and transfers the Policy to Whitmire Distribution Corporation, a corporation organized under the laws of the State of Delaware (the "Assignee"), as collateral security for those liabilities as may arise under the terms of the Split Dollar Agreement between the Policyowner (or its assignor) and the Assignee dated as of January 1, 1991 (the "Split Dollar Agreement"), subject to the terms and conditions in the Policy and to all superior liens, if any, which the Insurer has or may have against the Policy.

B. The collateral assignment being made pursuant to this Agreement is solely for the purpose of assuring the Assignee of payment of the liabilities that may become due under the terms of the Split Dollar Agreement.

C. The Policyowner and the Assignee expressly agree, without detracting from the generality of the foregoing, that the following rights are included in this assignment and pass to the Assignee by virtue hereof:

     1. The sole right to collect the net proceeds of the Policy from the Insurer when the Policy becomes a claim by death or maturity to the extent of the Assignee's interest as defined in the Split Dollar Agreement.

     2. The sole right to surrender the Policy and receive the cash surrender value thereof pursuant to the Policy provisions.

     3. The sole right to obtain one or more loans or advances on the Policy, and to pledge or assign the Policy as security for such loans or advances. In no event shall the total loans or advances exceed the Assignee's interest in the policy as set forth in paragraph 7 of the Split Dollar Agreement.

     4. The sole right to assign, sell or convey the Policy, subject to the interest of the Assignee.

D. The Policyowner and the Assignee expressly agree that as long as the Policy has not been surrendered, the following rights are reserved by the Policyowner and excluded from this assignment, and do not pass by virtue hereof:

     1.   The sole right to designate and change the beneficiary.

     2. The sole right to elect any Optional Mode of Settlement permitted by the Policy or permitted by the Insurer.

E. The Assignee covenants and agrees with the Policyowner:

     1. The amounts which are paid to the Assignee by the Insurer pursuant to the terms of the Policy and this Agreement and which are remaining after payment of the then existing liabilities of the Policyowner under the Split Dollar Agreement shall be paid by the Assignee to the persons entitled thereto under the Policy had this Agreement not been executed.

     2. That the Assignee will not exercise either the right to surrender or withdraw from the Policy or the right to obtain Policy loans from the Insurer unless and until there has been a default in any of the liabilities under the Split Dollar Agreement, failure to pay a premium when due or the occurrence of any event under the Split Dollar Agreement which calls for the Assignee to recover amounts to which the Assignee is entitled under the Policy. In any event, the Assignee shall not exercise any of its rights under the Policy until 20 days after the Assignee shall have mailed, by first class mail, to the Policyowner at the address last supplied to the Assignee specifically referring to this assignment, notice of intention to exercise such right.

     Upon the full payment of all liabilities under the Split
Dollar Agreement by the Policyowner to the Assignee, the Assignee shall execute an appropriate instrument of release of this assignment.

     The Insurer shall be fully protected and discharged from further obligation by paying in reliance upon the terms of the Policy and/or the terms of this assignment. The Insurer shall not be bound by the terms of the Split Dollar Agreement and may rely on any written assurance concerning such Agreement provided to the Insurer by the Policyowner or the Assignee. Any conflicts between this assignment and any other agreement, with respect to the rights of the Assignee under the Policy, shall be resolved in accordance with the terms of this assignment.

     Executed as of     2-7-91        .
                    ------------------

                        /s/ Melburn G. Whitmire
          ----------------------------------------------------
          Policyowner's Signature

          Melburn Whitmire

          6190 Rose Court
          ----------------------------------------------------
          Address
          Roseville, CA  95678
          ----------------------------------------------------



       ------------------------------------------------
      /                                                /
      /    RECEIPT OF THIS DOCUMENT IS ACKNOWLEDGED    /
      /                                                /
      /     Date:  3/5/93                              /
      /         ---------------------------            /
      /                                                /
      /     By:    Billie Velasco                      /
      /         ---------------------------            /
      /           W.L.I.C. SERVICE DIV.                /
      /                                                /
       ------------------------------------------------


WH9190

                      SPLIT DOLLAR ENDORSEMENT AGREEMENT


This Agreement entered into this  7th day of February,
1991 by and between Whitmire Distribution Corporation, a Delaware
Corporation   (hereinafter   sometimes   referred   to   as   the
"Corporation") and Melburn Whitmire (hereinafter sometimes referred to as the "Executive").

1.   Purpose of Agreement
     --------------------

     WHEREAS, the Executive is insured under Policy Number
     41 209 277  (the "Policy") issued by Equitable Variable
     Life Insurance Company ("Equitable"); and

     WHEREAS, the owner of the Policy (the "Owner") shall be the Corporation; and

     WHEREAS, the Corporation agrees to the payment of premiums under the policy as provided in Section 3; and

     WHEREAS, the Corporation wishes to provide to the Executive additional life insurance benefits by permitting the Executive to designate a beneficiary for a portion of the life insurance proceeds from the Policy as provided in Section 5; and

     WHEREAS, the parties desire to have a separate agreement outlining their respective interests and obligations in the Policy;

     NOW THEREFORE, in consideration of the promises and mutual covenants expressed herein by both parties, the Executive and the Corporation hereby agree as follows:

2.   Insurance Policy and Amounts
     ----------------------------

     The Corporation shall be the sole owner of the Policy, except that while in the employ of the Corporation, the Executive shall have the right to designate a beneficiary or beneficiaries for that portion of the life insurance proceeds from the policy in the initial amount of
     $420,000.00 ("Amount of Insurance").   This amount is
     equivalent to two times the Executive's annualized base salary as of January 1, 1991 ("Anniversary Date") rounded to the next higher $1,000.

     The Corporation will be the direct beneficiary of the balance of the Policy proceeds as of the date of death of the Executive, less any Policy indebtedness to the Equitable.

     On each subsequent Anniversary Date the Amount of Insurance shall be adjusted to equal the amount determined under the above formula based on the Executive's annualized base salary.

     If required, the Executive will do everything necessary to cause the policy and increases therein to be issued by
     Equitable,   including  completion  of  Applications,
     submission to medical examinations/laboratory tests and authorization to release medical information to Equitable.

3.   Payment of Premiums
     -------------------

     The Corporation shall pay the premiums on the Policy through the earlier of the Program Maturity Date and the
     termination of this Agreement under Section 6.   The
     Program Maturity Date shall be the first day of the month next following the Executive's actual retirement from the Corporation.

     The Corporation may increase or decrease the scheduled premium for any year after the first year. Each premium for the Policy following execution of this Agreement will be remitted by the Corporation to Equitable within 31 days following the Anniversary Date.

4.   Policy Beneficiary Designation
     ------------------------------

     The right to designate and change the beneficiary of the Policy and to elect an optional mode of settlement is reserved to the Executive and the Corporation with respect to their share of the Policy proceeds as stated
     in  Section  2  of  this Agreement.    The  Executive's
     beneficiary designation is indicated on the Split Dollar Policy Endorsement in the attached Appendix A to this Agreement.

5.   Payment of Policy Proceeds in event of Death of Executive
     ---------------------------------------------------------

     If the Executive dies while the Policy and this Agreement are in force, the proceeds of the Policy will be payable as follows:

     (a) Part shall be payable to the Executive's beneficiary(ies) under the Policy pursuant to the Policy Endorsement in Appendix A equal to the Amount of Insurance determined under the formula in Section 2 of this Agreement.

     (b) The entire outstanding balance of the proceeds in excess the part payable under the above shall be payable to the Corporation.

6.   Termination of Agreement
     ------------------------

     This Agreement shall terminate if any of the following takes place:

     (a) Termination of the Executive's employment with the Corporation prior to the Executive's becoming eligible for disability benefits under the Whitmire Distribution Corporation
          Long-Term Disability Plan, or prior to retirement;

     (b)  The  Program  Maturity  Date  as  defined  in
          Section 3;

     (c) Demotion of the Executive to a position which is not part of the group of Executives eligible to participate in this Program as determined by the Corporation;

     (d)  The bankruptcy of the Corporation; or

     (e)  Termination of this Agreement pursuant to
          Section 8.

7.   Insurer Not a Party
     -------------------

     Equitable shall be bound only by the provisions of and endorsements on the Policy, and any payments made or action taken by it in accordance therewith shall fully discharge if from all claims, suits, and demands of all persons whatsoever. It shall in no way be bound by or be deemed to have notice of the provisions of this Agreement.

8.   Amendment and Assignment of Agreement
     -------------------------------------

     (a) This Agreement shall not be modified or amended except in writing signed by the parties hereto.

     (b) This Agreement is binding upon the heirs, administrators, or assigns of each party and the beneficiary(ies) of the Executive.

     (c) This Agreement may be terminated by either party by 30 days written notice to the other.

9.   State Law
     ---------

     This Agreement shall be subject to and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


Whitmire Distribution
Corporation                        Executive

by:      /s/  Patricia A. Kane           /s/  Melburn G. Whitmire
    -----------------------------     -------------------------------
          Vice President
    -----------------------------
              (Title)                 Witness:

                                         /s/  Tracy Appleton
                                      -------------------------------
                                              Tracy Appleton
                                      -------------------------------
                                               (Print Name)



       ------------------------------------------------
      /                                                /
      /    RECEIPT OF THIS DOCUMENT IS ACKNOWLEDGED    /
      /                                                /
      /     Date:  3/5/93                              /
      /         ---------------------------            /
      /                                                /
      /     By:    Billie Velasco                      /
      /         ---------------------------            /
      /           W.L.I.C. SERVICE DIV.                /
      /                                                /
       ------------------------------------------------




WH9190                              4